SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.  20549



                                        FORM 8-K

                                     CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):                    July 11, 1994


                          GENERAL PUBLIC UTILITIES CORPORATION
                   (Exact name of registrant as specified in charter)


            Pennsylvania              1-6047                    13-5516589
          (State or other          (Commission              (IRS employer
          jurisdiction of          file number)             identification
          incorporation)                                         no.)





          100 Interpace Parkway, Parsippany, New Jersey       07054
          (Address of principal executive offices)          (Zip Code)




          Registrant's telephone number, including area code:  (201) 263-6500
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          ITEM 5.   OTHER EVENTS.

                    As  has been  previously reported,  in March  1993, the

          Pennsylvania  Public  Utility   Commission  ("PaPUC")  amended  a

          January 1993  rate order and allowed  Metropolitan Edison Company

          ("Met-Ed")  to  collect revenues  it  had  requested for  certain decommissioning costs associated with  Three Mile Island Unit No.

          2 ("TMI - 2").  In May 1993, the Pennsylvania  Office of Consumer

          Advocate  filed  a  petition  for review  with  the  Pennsylvania

          Commonwealth  Court  seeking to  set  aside  the portion  of  the

          PaPUC's amended rate order which allowed Met-Ed to recover  TMI-2 decommissioning costs.

                    On July  11, 1994, the Commonwealth  Court reversed the

          PaPUC's  amended rate order.  Met-Ed intends  to seek a review of the  Commonwealth Court  decision  by  the  Pennsylvania  Supreme

          Court.

                    As a result of  the Commonwealth Court decision, Met-Ed

          and  Pennsylvania  Electric Company  ("Penelec") intend  to write off,  in the second quarter of 1994, their allocable share (based on  their 50%  and 25% respective  TMI-2 ownership  interests) of

          estimated  TMI-2 decommissioning  costs.   At December  31, 1993,

          such amount totalled approximately  $171 million (before  taxes),

          based on the funding target established by the Nuclear Regulatory

          Commission  which   target  is  subject  to   future  adjustment.

          Management is  continuing to review these  amounts, but presently expects that the  write off will  be approximately $171  million.

          GPU's other electric operating subsidiary, Jersey Central Power &


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          Light Company, which  owns the remaining  25% interest in  TMI-2,

          has been permitted by the New Jersey Board of Public Utilities to recover its  share of  the estimated TMI-2  decommissioning costs from  its customers and is not affected by the Commonwealth Court decision.

                    GPU  has  previously announced  that  it  will incur  a

          substantial charge to  income in  1994 of between  $110 and  $120 million  due to  its  Voluntary Enhanced  Retirement Program  and

          that,  as  a  result   of  another  Commonwealth  Court  decision

          involving  a nonaffiliated  utility, Penelec  may be  required to write  off an  estimated $14  million of  post-retirement benefit costs.

                    Unless the Commonwealth Court decisions are overturned,

          the effect of these  developments, particularly upon Met-Ed, will severely  restrict  the  ability of  GPU's  Pennsylvania  utility subsidiaries  to issue  senior securities,  and GPU  is therefore reviewing their 1994-95 operation and construction plans.

                    There  can be no assurance  as to the  outcome of these

          matters.

                    A copy of GPU's  related news release is annexed  as an

          exhibit.



          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


                    (b)  Exhibits:

                         1.  GPU News Release, dated July 11, 1994.


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                                      SIGNATURE

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON   ITS  BEHALF   OF  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.



                                       GENERAL PUBLIC UTILITIES CORPORATION





                                       By:
                                             Don W. Myers, Vice President
                                             and Treasurer



          Date:  July 12, 1994
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